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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   --------------------

                                    FORM 8-A

                    FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                   --------------------

                               ORBCOMM CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                  DELAWARE                                   54-1890273
      (State or Other Jurisdiction of                     (I.R.S. Employer
       Incorporation or Organization)                   Identification No.)


       2455 HORSE PEN ROAD, SUITE 100                          20171
             HERNDON, VIRGINIA                               (Zip Code)
  (Address of Principal Executive Offices)


      If this form relates to the                 If this form relates to the
      registration of a class of                  registration of a class of
      securities pursuant to                      securities pursuant to section
      Section 12(b) of the                        12(g) of the
      Exchange Act and is effective               Exchange Act and is effective
      pursuant to General Instruction             pursuant to General
      A.(c), please check the                     Instruction A.(d), please
      following box.  | |                         check the following
                                                  box. |X|




Securities Act registration statement file number to which this form relates:    333-50599
                                                                              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                     None

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, par value $0.01
                                (Title of Class)





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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            A complete description of the Common Stock, par value $0.01 per share, of ORBCOMM Corporation (the "Registrant"), which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus that constitutes part of the Registrant's Registration Statement on Form S-1 (Registration No. 333-50599 relating to the offering of 6,000,000 shares of Common Stock of ORBCOMM Corporation (6,900,000 shares if the underwriters' overallotment option in exercised in full)) filed by the Registrant with the Securities and Exchange Commission on April 21, 1998, as amended from time to time. Such description is hereby incorporated by reference.

ITEM 2.     EXHIBITS

            The following exhibits are filed herewith or are incorporated by reference as indicated below.

      EXHIBIT
      NUMBER        DESCRIPTION
      ------        -----------
       1.1*         Form of Underwriting Agreement
       3.1*         Amended and Restated Certificate of Incorporation of
                    ORBCOMM Corporation
       3.2*         Bylaws of ORBCOMM Corporation
       4.1*         Specimen of the ORBCOMM Corporation Common Stock
                    Certificate
       4.2*         Form of Subscription Agreement by and between ORBCOMM
                    Corporation and ORBCOMM Global, L.P.
       4.3*         Form of Unit Exchange and Registration Rights Agreement by
                    and among ORBCOMM Corporation, ORBCOMM Global, L.P.,
                    Orbital Communications Corporation and Teleglobe Mobile
                    Partners
       4.4*         Form of Share Issuance Agreement by and between ORBCOMM
                    Corporation and ORBCOMM Global, L.P.
       4.5*         Form of Lock-up Agreement



* Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of ORBCOMM Corporation filed by ORBCOMM Corporation on April 21, 1998, as amended from time to time (Registration No. 333-50599).




                                  SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

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                                           ORBCOMM CORPORATION

Date: July 1, 1998                        By:      /s/  Scott L. Webster
                                                   -----------------------
                                                   Name:  Scott L. Webster
                                                   Title: President and Chief
                                                          Executive Officer


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                                EXHIBIT INDEX

      EXHIBIT
      NUMBER        DESCRIPTION
      ------        -----------
       1.1*         Form of Underwriting Agreement
       3.1*         Amended and Restated Certificate of Incorporation of
                    ORBCOMM Corporation
       3.2*         Bylaws of ORBCOMM Corporation
       4.1*         Specimen of the ORBCOMM Corporation Common Stock
                    Certificate
       4.2*         Form of Subscription Agreement by and between ORBCOMM
                    Corporation and ORBCOMM Global, L.P.
       4.3*         Form of Unit Exchange and Registration Rights Agreement by
                    and among ORBCOMM Corporation, ORBCOMM Global, L.P.,
                    Orbital Communications Corporation and Teleglobe Mobile
                    Partners
       4.4*         Form of Share Issuance Agreement by and between ORBCOMM
                    Corporation and ORBCOMM Global, L.P.
       4.5*         Form of Lock-up Agreement



* Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of ORBCOMM Corporation filed by ORBCOMM Corporation on April 21, 1998, as amended from time to time (Registration No. 333-50599).